Exhibit (s)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director or Officer constitutes and appoints Sean Hawkshaw, Lelia Long and Vincenzo A. Scarduzio, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign this registration statement applicable to THE NEW IRELAND FUND, INC. (the “Fund”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney on the date indicated below.

Signature	Title	Date

/s/ Sean Hawkshaw	President	March 23, 2015
(Sean Hawkshaw)	(Principal Executive Officer)

/s/ Peter J. Hooper	Director	March 23, 2015
(Peter J. Hooper)

/s/ David Dempsey	Director	March 23, 2015
(David Dempsey)

/s/ Margaret Duffy	Director	March 23, 2015
(Margaret Duffy)

/s/ Leila Long	Treasurer	March 23, 2015
(Leila Long)	(Principal Financial Officer)

/s/ Salvatore Faia	Chief Compliance Officer	March 23, 2015
(Salvatore Faia)

/s/ Brian Deering	Assistant Treasurer	March 23, 2015
(Brian Deering)

/s/ Vincenzo A. Scarduzio	Secretary	March 23, 2015
(Vincenzo A. Scarduzio)